Exhibit 10.10

EMPLOYMENT contract

Company:

Name of Employer:	Puhui Wealth Investment Management (Beijing) Co.,Ltd.

Legal Address:	Rm.1002,W3,Oriental Plaza,No.1,East chang’an Avenue,Dongcheng District,Beijing,PRC.

Legal Representative:	Ji Zhe

Employee:

Name of Employee:	Ji Zhe

ID Card No/Passport No.:	110103197909091816

Domicile:	Rm. 6,No.72 Shazikou St,Chongwen District, Beijing

This Contract is made and entered into by and between Ji Zhe (hereinafter the “Employee”) and Puhui Wealth Investment Management (Beijing) Co.,Ltd.(hereinafter the “Company”) on Beijing.

The Company and the Employee (individually, the “Party”, collectively, the “Parties”) enter into this Contract and establish employment relations on the basis of equal and voluntary agreement and in accordance with the Labor Contract Law of the People’s Republic of China (hereinafter “China” or the “PRC”) and the provisions of other relevant laws and regulations.

1.	TERM OF CONTRACT

1.1	The Parties agree that this Contract shall be a fixed term labour contract, and, The term of the contract shall start on November 1st, 2016 and shall expire on October 31th, 2019. This labor contract shall take effect from [ subject to Article 1.2 and Article 6 herein.]

1.2	The Employee’s employment is conditional upon the truthful representation of the Employee’s background, education, qualifications, employment, and experiences. In the event that the Employee, in order to be employed by the Employer, has made any material misrepresentation, used falsified documents, or failed to provide relevant proof and certificates required under the hiring procedures or failed to disclose any material information of the Employee including without limitation such Employee’s medical history of serious illness, and the Employer may deem such act as fraud under relevant laws and regulations and/or that the hiring requirements have not been met and in such event, the Employer may terminate this Contract.

2.	JOB DESCRIPTION

2.1	The Company agrees to employ the Employee in the position of Chief Executive Officer executive director, or, other position(s) to be reasonably designated by the Company from time to time.

2.2	While employed by the Company, the Employee will devote his or her entire business time and attention to developing and improving the business and best interests of the Company and its affiliated companies and will carry out to the best of his or her ability such duties, tasks and responsibilities as the Company and its affiliated companies may request of or assign to the Employee from time to time.

3.	REMUNERATION

3.1	Starting base salary of the Employee (which includes all allowances, subsidies and any other kind of welfare incomes payable under relevant laws and regulations) will be _RMB100000 (gross) ..Staff will be paid last month’s salary on the 10th of this month.

3.2	The Company reserves the rights to make reasonable adjustment(s) or change(s) to the position of the Employee based on the actual needs of the Company and the Employee’s performance, and the rights to adjust or change the Employee’s base salary accordingly. The Company will communicate with the Employee for the reasons of such adjustment/change before it being made.

3.3	The Company will contribute, for benefit of the Employee, to social insurance funds and the housing fund, if any, as required under the law. The portion to be contributed by the Employee will be withheld by the Company from Employee’s monthly salary and deposited in the relevant social insurance funds and the housing fund, if any.

3.4	The Employee shall pay individual income tax as required by law. The Company shall, according to law, withhold the individual income tax from the Employee’s monthly salary to pay to relevant tax authority on behalf of the Employee.

4.	EMPLOYMENT PROTECTION AND CONDITION

4.1	The Company provides safe and clean working environment in accordance with relevant laws and regulations. If there is any danger or special risks in relation to the working environment of the Employee, the Company will take specific protective measures, and provide specific training to the Employee.

4.2	The Company will, based on the actual status of the Employee’s position, provide necessary working condition and labor protection articles for use in accordance with relevant laws and company policies.

5.	BENEFITS AND VACATION

The Employee will be subject to, and enjoy the benefits of, Company rules and policies, which may from time to time be amended and made available to all affected employees. The Employee will be entitled to paid annual leave pursuant to the Employee Manual adopted by Company which shall be in line with the relevant laws and regulations.

6.	PHYSICAL EXAMINATION

This Employment Contract is contingent upon successful completion of a physical examination of the Employee, to the extent required by the Company, before employment.

7.	CONFIDENTIAL INFORMATION AND Invention Assignment Agreement

The Employee acknowledges that he is and will continue to be exposed to confidential information of the Company due to his position and for protection of the Company’s confidential information and intellectual properties, the Employee agrees to enter into an additional Confidential Information and Invention Assignment Agreement with the Company in form and substance as set forth in Appendix I attached hereto.

8.	NON-COMPETITION And NON-SOLICITATION

8.1	NON-COMPETITION

The Employee hereby acknowledges that the Company’s business is highly competitive and agrees to enter into an additional NON-COMPETITION AGREEMENT with the Company in form and substance as set forth in Appendix II hereto.

8.2	NON-SOLICITATION

The Employee agrees that, during the term of his employment with the Company and for a period of twenty-four (24) months immediately following the termination of his employment relationship with the Company for any reason, whether with or without cause, he shall not either directly or indirectly solicit, induce, recruit or encourage any employees of the Company or its affiliated companies to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company or its affiliated companies and/or any suppliers, customers or consultants of the Company or its affiliated companies, either for himself or for any other person or entity.

9.	Conflict of interest Guidelines

The Employee agrees to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit III hereto.

10.	Employment Period

If, during the employment with the Company, the Company provides the Employee with special training expenses or specific technology trainings, and if the employment with the Company is terminated prior to the term of employment agreed with the Company, the Employee shall compensate the Company the training expenses proportional to the remaining period for services yet to be provided.

11.	MODIFICATION, TERMINATION AND EXPIRATION OF THE LABOR CONTRACT

11.1	The Company maintains the right to terminate this Contract and dismiss the Employee without prior notice under any of the following circumstances:

(a)	when the Employee does not meet the conditions for employment during the probationary period;

(b)	the Employee is held criminally or administratively liable in accordance with the relevant laws or administrative regulations;

(c)	when the Employee commits a serious breach of labor discipline or of the rules or policies or ethical code of the Company (“Company Rules”); such Company Rules will be sent to employees in the form of email notification or announcement and updated from time to time according to the actual situation of the company

(d)	when the Employee is negligent or is involved in improper financial dealings, thus causing serious harm to the interests of the Company;

(e)	when the Employee is concurrently involved in any employment relationship with any other employer, which causes severe effect on the performance of his/her own duties to the Company, or refuses to make correction in a fixed term as required by the Employer; or

(f)	when this Contract is deemed invalid due to circumstances under Article 1.2 and Article 8 of this Contract, or because this Contract was entered into with fraud of the part of Employee.

11.2	The Company maintains the right to terminate this Contract in accordance with relevant PRC laws and regulations prior to the expiration date of this Contract by giving to the Employee a thirty (30) day written notice or compensation of one (1) month in lieu of such notice under any of the following circumstances:

(a)	when, due to illness or non-work-related injuries, the Employee is unable to perform his or her original duties or is unable to perform appropriate alternative duties when a statutory medical treatment period has ended;

(b)	when the Employee is incompetent in performing his or her duties, provided that training has been provided to the Employee or adjustments have been made to the Employee’s position;

(c)	when there are changes in the circumstances which were relied upon by the Parties at the time of signing, causing this Contract impossible to perform, and the two Parties are unable to negotiate and agree upon any amendments to this Contract;

(d)	when the Company encounters serious operational difficulties and lay off employees in accordance with law.

11.3	The Employee may terminate this Contract after giving a thirty (30)-day prior written notice to the Company.

11.4	If any of the circumstances under Article 11.1 of this Contract occurs, the Company is entitled to terminate the employment with the Employee without prior written notice.

12.	LABOR DISPUTES

Labor disputes under this Contract shall be resolved as follows:

(a)	consultation between the Employee and the Company;

(b)	if no resolution is made through consultation within thirty (30) days, the dispute shall be settled with the Beijing Arbitration Commission

(c)	In case either party is not satisfied with the arbitral award, it may file a law suit with the competent People’s Court within fifteen (15) days from receipt of the arbitral award.

13.	GOVERNING LAW

This Contract and the rights and duties of the Parties hereunder shall be governed by and construed and enforced in accordance with the PRC laws, without regard to principles of conflicts of laws.

14.	MISCELLANEOUS

14.1	The Employee represents that, prior to signing this Contract, the Employee has read, fully understands and voluntarily agrees to the terms and conditions as stated above, that the Employee was not coerced to sign this Contract, the Employee was not under duress at the time the Employee signed this Contract, that, by signing this Contract, the Employee will not violate the terms of any other agreement previously entered by the Employee and that, prior to signing this Contract, the Employee had adequate time to consider entering into this Contract, including, without limitation, the opportunity to discuss the terms and conditions of this Contract, as well as its legal consequences, with an attorney of the Employee’s choice.

14.2	This Contract constitutes the entire understanding and agreement between the Parties hereto with regard to the matters herein, and supersedes all prior communications, negotiations, and agreements relating thereto. No modification or amendment of this Contract will be effective unless made in writing and signed by both Parties.

14.3	This Contract shall be made in two originals; each Party shall hold one original copy.

[Follow by Execution Page]

Execution Page

The Parties are signing this Employment Contract on the date stated in the introductory clause.

EMPLOYER

Authorized Representative: ________________________

Executed with the Corporate Seal

EMPLOYEE

Agreed by: ________________________

Appendix I         Confidential Information and Invention Assignment Agreement

Puhui Wealth Investment Management (Beijing) Co.,Ltd.

CONFIDENTIAL INFORMATION AND
INVENTION ASSIGNMENT AGREEMENT (PRC EMPLOYEES)

As a condition of my employment with Puhui Wealth Investment Management (Beijing) Co.,Ltd. (the “Company” and, together with all of its direct or indirect parent companies, subsidiaries or subsidiaries of its parent companies, collectively referred to as the “Company Group”) and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following provisions of this Puhui Wealth Investment Management (Beijing) Co.,Ltd Confidential Information and Invention Assignment Agreement (this “Agreement”):

1.      Confidential Information.

1.1  Company Information. I agree at all times during the term of my employment and after termination, to hold in the strictest confidence, and not to use, except for the benefit of the Company Group, or to disclose to any person, corporation or other entity without written consent of the Company, any Confidential Information. I understand that “Confidential Information” means any proprietary or confidential information of the Company Group, its affiliates, their clients, customers or their partners, and the Company Group’s licensors, including, without limitation, technical data, trade secrets, research and development information, product plans, services, customer lists and customers (including, but not limited to, customers of the Company Group on whom I called or with whom I became acquainted during the term of my employment), supplier lists and suppliers, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, personnel information, marketing, finances or other business information disclosed to me by or obtained by me from the Company Group, its affiliates, their clients, customers or their partners, and the Company Group’s licensors either directly or indirectly in writing, orally or by drawings or observation of parts or equipment.

1.2  Company Property. I understand that all documents (including computer records, facsimile and e-mail) and materials created, received or transmitted in connection with my work or using the facilities of the Company Group are property of the Company Group and subject to inspection by the Company Group, at any time. Upon termination of my employment with the Company (or at any other time when requested by the Company), I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company and will provide written certification of my compliance with this Agreement. Under no circumstances will I have, following my termination, in my possession any property of the Company Group, or any documents or materials or copies thereof containing any Confidential Information. In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit B.

1.3  Former Employer Information. I agree that I will not, during my work with the Company, improperly use or disclose any trade secrets of any other person or entity or proprietary information of any former employer or other person or entity with which I have an agreement or duty to keep in confidence such information and that I will not bring onto the premises of the Company Group any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity. I agree to indemnify the Company Group and hold it harmless from all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs for resolving disputes, arising out of or in connection with any violation or claimed violation of a third party’s rights resulting from any use by the Company Group of such proprietary information or trade secrets improperly used or disclosed by me.

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1.4  Third Party Information. I recognize that the Company Group has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company Group’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company Group’s agreement with such third party.

2.      Inventions.

2.1  Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, trade secrets, and IC lay-out designs/mask works which were made by me prior to my employment with the Company which belong to me, which relate to the Company Group’s proposed or current business, products or research and development, and which are not assigned to any member of the Company Group hereunder (collectively referred to as “Prior Inventions”); or, if no such list is attached, I represent that there are no such Prior Inventions. I agree that I will not incorporate any Prior Inventions into any products, processes or machines of the Company Group; provided, however, that if in the course of my employment with the Company, I incorporate into a product, process or machine of the Company Group a Prior Invention owned by me or in which I have an interest, I represent that I have all necessary rights, powers and authorization to use such Prior Invention in the manner it is used and such use will not infringe any right of any company, entity or person and, in such a circumstance, each member of the Company Group is hereby granted and shall have a nonexclusive, royalty-free, sublicensable, transferable, irrevocable, perpetual, worldwide license to make, have made, modify, use, sell and otherwise exploit such Prior Invention as part of or in connection with such product, process or machine. I agree to indemnify the Company Group and hold it harmless from all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs for resolving disputes, arising out of or in connection with any violation or claimed violation of a third party’s rights resulting from any use, sublicensing, modification, transfer, or sale by the Company Group of such a Prior Invention.

2.2  Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, designs, original works of authorship, processes, formulas, computer software programs, databases, mask works, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under patent, copyright, circuit layout design or similar laws in the People’s Republic of China (“PRC”) or anywhere else in the world, which I may solely or jointly conceive or develop or reduce to practice or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (whether or not during business hours) that are either related to the scope of my employment with the Company or make use, in any manner, of the resources of the Company Group (collectively referred to as “Inventions”). I acknowledge that the Company shall be the sole owner of all rights, title and interest in the Inventions created hereunder. In the event the foregoing assignment of Inventions to the Company is ineffective for any reason, each member of the Company Group is hereby granted and shall have a royalty-free, sublicensable, transferable, irrevocable, perpetual, worldwide license to make, have made, modify, use, sell and otherwise exploit such Inventions as part of or in connection with any product, process or machine. I also hereby forever waive and agree never to assert any and all rights I may have in or with respect to any Inventions even after termination of my employment with the Company. I further acknowledge that all Inventions created by me (solely or jointly with others), to the extent permitted by applicable law, are “works made for hire” or “inventions made for hire,” as those terms may be defined in the PRC Copyright Law, the PRC Patent Law and the Regulations on Computer Software Protection, respectively, and all titles, rights and interests in or to such Inventions are or shall be vested in the Company.

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2.3  Remuneration. I agree that the remuneration received by me pursuant to my employment agreement with the Company includes any bonuses or remuneration which I may be entitled to under applicable PRC law for any “works made for hire,” “inventions made for hire” or other Inventions assigned to the Company pursuant to this Agreement.

2.4  Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

2.5  Patent and Copyright Registrations. I agree to assist the Company, or its respective designees, at the expense of the Company, in every proper way to secure the Company’s rights in the Inventions in any and all countries, to further evidence, record and perfect any grant or assignment by me of the Inventions hereunder and to perfect, obtain, maintain, enforce and defend any rights so granted or assigned, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as set forth above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

3.      Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

4.      Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

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5.      Arbitration and Relief.

5.1  Arbitration. I AGREE THAT ANY DISPUTE OR CONTROVERSY ARISING OUT OF, RELATING TO, OR CONCERNING ANY INTERPRETATION, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, SHALL BE SUBMITTED TO THE Beijing Arbitration Commission FOR ARBITRATION. THE ARBITRATION SHALL BE CONDUCTED IN BEIJING IN ACCORDANCE WITH THE THEN APPLICABLE ARBITRATION RULES OF BEIJING Arbitration Commission. IF PERMITTED BY Beijing Arbitration Commission. THERE SHALL BE THREE (3) ARBITRATORS. ONE ARBITRATOR SHALL BE SELECTED BY THE COMPANY; ONE ARBITRATOR SHALL BE SELECTED BY ME; AND THE THIRD ARBITRATOR EITHER SHALL BE ASSIGNED BY BEIJING Arbitration Commission OR BE MUTUALLY SELECTED BY THE COMPANY AND ME. THE ARBITRATOR(S) MAY GRANT INJUNCTIONS OR OTHER RELIEF IN SUCH DISPUTE OR CONTROVERSY. THE ARBITRATION AWARD SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. FOR THE PURPOSES OF ENFORCEMENT, JUDGMENT MAY BE ENTERED ON THE ARBITRATION AWARD IN ANY COURT HAVING JURISDICTION. THE COMPANY AND I SHALL EACH PAY ONE-HALF OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH OF US SHALL SEPARATELY PAY OUR COUNSEL FEES AND EXPENSES.

5.2  Relief. I agree that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth herein. Accordingly, notwithstanding Section 5(a) above, I agree that if I breach (or threaten a breach of) this Agreement, the Company will have available (to the extent allowed by applicable law), in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

6.      General Provisions.

6.1  Terms and Conditions of Employment. I acknowledge that the terms and conditions of my employment with the Company are provided for in a separate employment agreement between me and the Company and no provision of this Agreement shall be construed as conferring upon me a right to be an employee of the Company.

6.2  Governing Law. This Agreement will be governed by the laws of the PRC.

6.3  Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

6.4  Waiver and Severability. The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. If any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

6.5  Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company Group, its successors, and its assigns. The Company may assign its rights and obligations under this Agreement to a third party.

6.6  Language. This Agreement may be written in the Chinese language and in the English language. In the event there is any conflict or inconsistency between the English version and the Chinese version of this Agreement, the English version shall prevail.

6.7  Application of this Agreement. I hereby agree that my obligations set forth in Sections 1 and 2 under this Agreement and the definitions of “Confidential Information” and “Inventions” contained therein shall be equally applicable to any work performed by me, and any Confidential Information and Inventions relating thereto, for the Company prior to the execution of this Agreement.

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This Confidential Information and Invention Assignment Agreement aremade effective as of the date on which I began my employment with the Company.

Signature

Employee Name (typed or printed)

Date

Signature

Company Representative (typed or printed)

Date

Signature

Witness Name (typed or printed)

Date

SIGNATURE PAGE TO CONFIDENTIAL INFORMATION AND
INVENTION ASSIGNMENT AGREEMENT (PRC EMPLOYEES)

EXHIBIT A

LIST OF PRIOR INVENTIONS

Title	Date	Identifying Number or Brief Description

______ No inventions or improvements ______ Additional Sheets Attached Signature of Employee: ________________ Print Name of Employee:____ Date: ____________

EXHIBIT B

Puhui Wealth Investment Management (Beijing) Co.,Ltd.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Puhui Wealth Investment Management (Beijing) Co.,Ltd. (the “Company”), its subsidiaries, parent companies, affiliates, successors or assigns (together, the “Company Group”).

I further certify that I have complied with all the terms of the Company’s Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company Group, its affiliates or any of their employees, clients, consultants or licensees.

I further agree that for twenty-four (24) months from this date, I will not hire any employees of the Company Group and I will not solicit, induce, recruit or encourage any of the Company Group’s employees to leave their employment.

Date:

(Employee’s Signature) (Type/Print Employee’s Name)

Appendix III Non-Competition Agreement

PARTIES TO THE CONTRACT

The Parties of this Non-competition Agreement (hereinafter the “Agreement”) are:

1. Puhui Wealth Investment Management (Beijing) Co.,Ltd., with its legal address at Room 2, Floor 10, Building W3, Oriental plaza, No. 1, Changan Street, Dongcheng District, Beijing, China (hereinafter referred to as “Party A” or the “Company”);

2.	Ji Zhe an individual with PRC ID number is : 110103197909091816 and residential address is : Rm. 6,No.72 Shazikou St,Chongwen District, Beijing (hereinafter referred to as “Party B” or the “Employee”).

Each party is hereinafter individually referred to as a “Party” and collectively as the “Parties”.

WHEREAS, Party A is a limited liability company established in Beijing, People’s Republic of China (“PRC” or “China”) and has signed an employment contract with Party B;

WHEREAS, Party A wishes to protect its confidential information and to prevent illegal using of skills, knowledge, experience, ideas and influence obtained during Party B’s assignment to the Company for the benefit of a competitor of Party A;

WHEREAS, Party B is willing to enter into an agreement to provide such protection to the Company upon the term and conditions set forth in this Agreement.

NOW, the Parties agree as follows:

1.	NON-COMPETITION

1.1	Party B agrees that, during the term of his employment with the Company and for a period of twenty-four (24) months immediately following the termination of his employment relationship with the Company for any reason, whether with or without good cause or for any or no cause, he shall not, without the prior written consent of the Company, directly or indirectly (including, without limitation, through any existing or future Affiliate (as defined below)), perform any of the following actions:

(a)       engage in research, development, manufacture, licensing, marketing, distribution or sale of any existing or future products or services relating to the Business(as defined below;

(b)       have any ownership interest in, manage, operate, control, be connected with as a stockholder (except as permitted by Section 1.2), joint venture, officer, director, agent, representative, partner or employee of, or consultant to, or otherwise engage or invest or participate in, the Business or any person or entity that engages in the Business in the Territory (as defined below), or competes with the Business in the Territory;

(c)       accept any business relating to the Business from any existing or prospective Business customer of the Company or any of its existing or future Affiliates engaged in the Business, or solicit or knowingly encourage any such customer to terminate or adversely alter any relationship with respect to the Business such person may have with the Company or any of its existing or future Affiliates engaged in the Business; and

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(d)       market, sell, distribute, endorse or promote, any products or services that are competitive with products or services of the Business.

1.2	Consistent with the foregoing provisions of Section 1.1, Employee may own (solely as a passive investor) securities in any publicly-held corporation that may be engaged in the Business, but only to the extent Employee does not own, of record or beneficially, an aggregate of one percent (1%) or more of the outstanding beneficial ownership of such corporation.

1.3	“Affiliate”, as used herein, means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity.

1.4	“Business”, as used herein, includes, (i) all past and current products and services sold or provided by the Company or any of its Affiliates, (ii) all products and services sold or provided by the Company or any of its Affiliates, and (iii) all products under development by the Company or any of its Affiliates.

1.5	“Territory”, as used herein, means the People’s Republic of China.

1.6	Subject to Party B’s full compliance with this Agreement, the Company shall pay to Party B a monthly compensation of one fifth of the base salary as listed in Article 3.1 of the Employment Contract until the earlier of (i) the end of the Non-Competition Period, and (ii) the date on which the Company decides not to enforce this Agreement by notifying Party B in writing thereof.

2.	REMEDIES

Party B acknowledges and agrees that any actual or threatened breach of any of the provisions may cause irreparable harm to Party A. Party A shall be entitled to seek all applicable relief and remedies for a breach by Party B including, but not limited to, specific performance of any provision of this Agreement, damages and / or injunctive relief including (without limitation) an injunction to restrain Party B or others from using or disclosing, in whole or in part, directly or indirectly, any Confidential Information.

3.	REPRESENTATIONS

Party B represents that he/she:

(i)	is familiar with the covenants to keep confidential, not to compete and not to solicit set forth in this Agreement,

(ii)	is fully aware of his or her obligations hereunder, including, without limitation, the length of time, scope and geographic coverage of these covenants,

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(iii)	finds the length of time, scope and geographic coverage of these covenants to be reasonable, and

(iv)	is receiving specific, bargained-for consideration for his or her covenants not to compete and not to solicit.

4.	GOVERNING LAW

This Agreement and the rights and duties of the Parties hereunder shall be governed by and construed and enforced in accordance with the PRC laws, without regard to principles of conflicts of laws.

5.	AMENDMENTS

This Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by each Party hereto.

6.	WAIVER

Failure of any Party to enforce any of its terms, provisions or covenants shall not be construed as a waiver of the same or of the right of such Party to enforce the same. Waiver by any Party of any breach or default by any other Party of any term or provision of this Agreement shall not operate as a waiver of any other breach or default.

7.	SEVERABILITY

In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

8.	EFFECTIVE DATE

This Agreement shall become effective once signed by both Parties.

9.	COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

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Execution Page of Appendix III

The Parties are signing this Agreement as Appendix III of Employment Contract on the date stated in the introductory clause.

Party A:	Party B:

Signed by Authorized Representative	Signed by Employee

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Appendix IV

Puhui Wealth Investment Management (Beijing) Co.,Ltd.

CONFLICT OF INTEREST GUIDELINES

It is the policy of Puhui Wealth Investment Management (Beijing) Co.,Ltd., a limited liability company established under the laws of People’s Republic of China (the “Company”) and its subsidiaries, parent companies, affiliates, successors or assigns (together, the “Company Group”) to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the board of directors of the Company and written approval from the board of directors for continuation must be obtained.

1.	Revealing confidential information to any third party or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Confidential Information and Invention Assignment elaborates on this principle and is a binding agreement.)

2.	Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3.	Participating in civic or professional organizations that might involve divulging confidential information of the Company.

4.	Initiating or approving any form of personal or social harassment of employees.

5.	Investing or holding outside directorships in suppliers, customers or competing companies, including financial speculation, where such investment of directorship might influence in any manner a decision or course of action of the Company,

6.	Borrowing from or lending to employees, customers or suppliers.

7.	Contracting with relatives or personal friends for providing services, goods or consulting to the Company.

8.	Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

9.	Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

10.	Making any unlawful agreements with distributors with respect to prices.

11.	Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

12.	Engaging in any conduct which is not in the best interest of the Company. Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in immediate discharge.

I have read, understood and accepted the provisions of this document.

Signed by Employee